Exhibit 99.1

April 30, 2019

FOR IMMEDIATE RELEASE

Media Contact:  Neil Shapiro (212) 271-3447

Investor Contact:  Joel Jeffrey  (212) 271-3610

www.stifel.com/investor-relations

STIFEL REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

•	Net revenues of $770.4 million, increased 2.7% compared with the year-ago quarter.
•	Record net revenues and pre-tax operating income in Global Wealth Management.
•	Net income available to common shareholders of $96.9 million, or $1.22 per diluted common share.
•	Non-GAAP net income available to common shareholders of $104.5 million, or $1.32 per diluted common share.
•	Record client assets of $300.0 billion, increased 9.2% compared with the year-ago quarter and 11.2% sequentially.
•	Bank net interest margin of 3.17% increased 28 basis points sequentially.
•	Non-GAAP return on tangible common equity of 22.3%.
•	Increase in quarterly dividend by 25% to $0.15 per common share.
•	Repurchased approximately 1.0 million shares of the Company’s common stock at an average price of $53.25.

ST. LOUIS, MO – Stifel Financial Corp. (NYSE: SF) today reported net income available to common shareholders of $96.9 million, or $1.22 per diluted common share on net revenues of $770.4 million for the three months ended March 31, 2019, compared with net income available to common shareholders of $86.4 million, or $1.06 per diluted common share, on net revenues of $750.4 million for the first quarter of 2018.

For the three months ended March 31, 2019, the Company reported non-GAAP net income available to common shareholders of $104.5 million, or $1.32 per diluted common share. The Company’s reported GAAP net income for the three months ended March 31, 2019 was primarily impacted by merger-related expenses. Details discussed below and in the “Non-GAAP Financial Matters” section.

Chairman’s Comments

“Stifel generated record first quarter results highlighting the diversity of our business model.  Net revenue of $770 million increased 3% from last year’s first quarter record and we achieved non-GAAP pre-tax margins of 19% and return on tangible equity of 22%.  Our Global Wealth Management segment posted record net revenues and record pre-tax income, overcoming the expected decline in asset management revenue resulting from the market sell off in the fourth quarter of 2018.  Our Institutional Group generated strong advisory, public finance, and fixed income brokerage revenue that helped to minimize the impact of the government shutdown on our equities business.  As we look forward, we are optimistic about our business prospects for the remainder of 2019 and beyond,”  stated Ronald J. Kruszewski, Chairman and Chief Executive Officer of Stifel.

Financial Highlights (Unaudited)	Three Months Ended
($ in 000s, except per share data)	GAAP 3/31/19	GAAP 3/31/18	% Change	GAAP 12/31/18	% Change	Non-GAAP (1) 3/31/19	Non-GAAP (1) 3/31/18	% Change
Net revenues	$770,420	$750,358	2.7	$793,449	(2.9)	$770,420	$750,549	2.6
Net income applicable to Stifel Financial Corp.	$99,207	$88,761	11.8	$114,062	(13.0)	$106,864	$96,147	11.1
Preferred dividend	2,344	2,344	—	2,344	—	2,344	2,344	—
Net income available to common shareholders	$96,863	$86,417	12.1	$111,718	(13.3)	$104,520	$93,803	11.4
Earnings per diluted common share	$1.25	$1.09	14.7	$1.41	(11.3)	$1.35	$1.18	14.4
Earnings per diluted common share available to common shareholders	$1.22	$1.06	15.1	$1.38	(11.6)	$1.32	$1.15	14.8
Compensation ratio	59.5%	61.0%		56.5%		59.0%	60.5%
Non-compensation ratio	22.6%	23.0%		23.8%		22.0%	22.2%
Pre-tax operating margin (2)	17.9%	16.0%		19.7%		19.0%	17.3%

Brokerage Revenues

Brokerage revenues, defined as commissions and principal transactions, were $259.5 million, a 1.5% decrease compared with the first quarter of 2018 and a 4.4% increase compared with the fourth quarter of 2018.

	Three Months Ended
($ in 000s)	3/31/19	3/31/18	% Change	12/31/18	% Change
Global Wealth Management	$153,194	$162,734	(5.9)	$157,331	(2.6)
Institutional brokerage:
Equity capital markets	38,881	48,085	(19.1)	48,705	(20.2)
Fixed income capital markets	67,406	52,738	27.8	42,463	58.7
Total institutional brokerage	106,287	100,823	5.4	91,168	16.6
Total brokerage revenues	$259,481	$263,557	(1.5)	$248,499	4.4
•	Global Wealth Management brokerage revenues were $153.2 million, a 5.9% decrease compared with the first quarter of 2018 and a 2.6% decrease compared with the fourth quarter of 2018.
•	Institutional equity brokerage revenues were $38.9 million, a 19.1% decrease compared with the first quarter of 2018 and a 20.2% decrease compared with the fourth quarter of 2018.
•	Institutional fixed income brokerage revenues were $67.4 million, a 27.8% increase compared with the first quarter of 2018 and a 58.7% increase compared with the fourth quarter of 2018.

Investment Banking Revenues

Investment banking revenues were $161.8 million, an 8.2% decrease compared with the first quarter of 2018 and a 19.6% decrease compared with the fourth quarter of 2018.

	Three Months Ended
($ in 000s)	3/31/19	3/31/18	% Change	12/31/18	% Change
Capital raising:
Global Wealth Management	$8,223	$7,688	7.0	$7,915	3.9

Equity capital markets	27,859	52,707	(47.1)	51,839	(46.3)
Fixed income capital markets	20,863	18,294	14.0	30,390	(31.3)
Institutional Group	48,722	71,001	(31.4)	82,229	(40.7)
Total capital raising (3)	56,945	78,689	(27.6)	90,144	(36.8)
Advisory fees (3)	104,895	97,673	7.4	111,089	(5.6)
Total investment banking	$161,840	$176,362	(8.2)	$201,233	(19.6)
•	Global Wealth Management capital raising revenues were $8.2 million, a 7.0% increase compared with the first quarter of 2018 and a 3.9% increase compared with the fourth quarter of 2018.
•	Institutional equity capital raising revenues were $27.9 million, a 47.1% decrease compared with the first quarter of 2018 and a 46.3% decrease compared with the fourth quarter of 2018.
•	Institutional fixed income capital raising revenues were $20.9 million, a 14.0% increase compared with the first quarter of 2018 and a 31.3% decrease compared with the fourth quarter of 2018.

•	Advisory fee revenues were $104.9 million, a 7.4% increase compared with the first quarter of 2018 and a 5.6% decrease compared with the fourth quarter of 2018.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were $195.3 million, a 0.3% decrease compared with the first quarter of 2018 and a 7.0% decrease compared with the fourth quarter of 2018. See Asset Management and Service Fee Break-down table.

Net Interest Income

Record net interest income of $141.7 million, a 27.3% increase compared with the first quarter of 2018 and an 11.8% increase compared with the fourth quarter of 2018. The increase is primarily due to growth of interest-earning assets and interest-bearing liabilities, as well as higher interest rates.

•	Interest income was $191.1 million, a 38.7% increase compared with the first quarter of 2018 and a 3.5% increase compared with the fourth quarter of 2018.
•	Interest expense was $49.4 million, an 86.9% increase compared with the first quarter of 2018 and a 14.6% decrease compared with the fourth quarter of 2018.

Compensation and Benefits Expenses

For the quarter ended March 31, 2019, compensation and benefits expenses were $458.1 million, which included $3.9 million of merger-related and severance expenses (non-GAAP adjustments). This compares with $457.9 million in the first quarter of 2018 and $448.4 million in the fourth quarter of 2018. Excluding the non-GAAP adjustments, compensation and benefits as a percentage of net revenues were 59.0% in the first quarter of 2019 (non-GAAP measure).

	Three Months Ended
($ in 000s)	3/31/19	3/31/18
GAAP compensation and benefits	$458,114	$457,893
As a percentage of net revenues	59.5%	61.0%
Non-GAAP adjustments: (4)
Merger-related and severance	(3,932)	(3,739)
Non-GAAP compensation and benefits	$454,182	$454,154
As a percentage of non-GAAP net revenues	59.0%	60.5%

Non-Compensation Operating Expenses

For the quarter ended March 31, 2019, non-compensation operating expenses were $174.5 million, which included $4.3 million of merger-related expenses (non-GAAP adjustments). This compares with $172.9 million in the first quarter of 2018 and $189.1 million in the fourth quarter of 2018. Excluding the non-GAAP adjustments, non-compensation operating expenses as a percentage of net revenues for the quarter ended March 31, 2019 were 22.0% (non-GAAP measure).

	Three Months Ended
($ in 000s)	3/31/19	3/31/18
GAAP non-compensation expenses	$174,497	$172,911
As a percentage of net revenues	22.6%	23.0%
Non-GAAP adjustments: (4)
Merger-related	(4,259)	(6,023)
Non-GAAP non-compensation expenses	$170,238	$166,888
As a percentage of non-GAAP net revenues	22.0%	22.2%

Provision for Income Taxes

The GAAP effective income tax rate for the quarter ended March 31, 2019 was 27.8%. This compares with an effective income tax rate of 25.8% for the first quarter of 2018 and 26.9% for the fourth quarter of 2018. The adjusted non-GAAP effective income tax rate for the quarter ended March 31, 2019 was 26.6%.

	Three Months Ended
($ in 000s)	3/31/19	3/31/18
GAAP provision for income taxes	$38,370	$30,793
GAAP effective tax rate	27.8%	25.8%
Non-GAAP adjustments: (4)
Merger-related and severance	2,203	2,712
Other	(1,669)	(145)
	534	2,567
Non-GAAP provision for income taxes	$38,904	$33,360
Non-GAAP effective tax rate	26.6%	25.8%

Conference Call Information

Stifel Financial Corp. will host its first quarter 2019 financial results conference call on Tuesday, April 30, 2019, at 8:00 a.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID #6179475. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated; Keefe Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc., and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust and Stifel Bank offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended
($ in 000s, except per share amounts)	3/31/19	3/31/18	% Change	12/31/18	% Change
Revenues:
Commissions	$155,449	$165,775	(6.2)	$167,039	(6.9)
Principal transactions	104,032	97,782	6.4	81,460	27.7
Brokerage Revenues	259,481	263,557	(1.5)	248,499	4.4

Capital raising	56,950	78,690	(27.6)	90,144	(36.8)
Advisory fees	104,890	97,672	7.4	111,089	(5.6)
Investment banking	161,840	176,362	(8.2)	201,233	(19.6)
Asset management and service fees	195,267	195,801	(0.3)	210,063	(7.0)
Other income	12,209	3,357	263.7	6,996	74.5
Operating Revenues	628,797	639,077	(1.6)	666,791	(5.7)
Interest Revenue	191,071	137,734	38.7	184,534	3.5
Total Revenues	819,868	776,811	5.5	851,325	(3.7)
Interest Expense	49,448	26,453	86.9	57,876	(14.6)
Net Revenues	770,420	750,358	2.7	793,449	(2.9)

Non-interest Expenses:
Compensation and benefits	458,114	457,893	0.0	448,375	2.2
Occupancy and equipment rental	58,862	57,595	2.2	57,158	3.0
Communication and office supplies	35,697	33,499	6.6	36,786	(3.0)
Commissions and floor brokerage	10,956	9,365	17.0	11,169	(1.9)
Provision for loan losses	2,283	2,043	11.7	5,122	(55.4)
Other operating expenses	66,699	70,409	(5.3)	78,908	(15.5)
Total non-interest expenses	632,611	630,804	0.3	637,518	(0.8)
Income before income tax expense	137,809	119,554	15.3	155,931	(11.6)
Provision for income taxes	38,370	30,793	24.6	41,869	(8.4)
Net income	99,439	88,761	12.0	114,062	(12.8)
Net income applicable to non-controlling interests	232	—	n/m	—	n/m
Net income applicable to Stifel Financial Corp.	99,207	88,761	11.8	114,062	(13.0)
Preferred dividends	2,344	2,344	—	2,344	—
Net income available to common shareholders	$96,863	$86,417	12.1	$111,718	(13.3)
Earnings per common share:
Basic	$1.35	$1.20	12.5	$1.56	(13.5)
Diluted	$1.22	$1.06	15.1	$1.38	(11.6)

Cash dividends declared per common share	$0.15	$0.12	25.0	$0.12	25.0

Weighted average number of common shares outstanding:
Basic	71,700	71,999	(0.4)	71,666	0.0
Diluted	79,210	81,789	(3.2)	80,706	(1.9)

Summary Segment Results (Unaudited)
	Three Months Ended
($ in 000s)	3/31/19	3/31/18	% Change	12/31/18	% Change
Net revenues:
Global Wealth Management	$510,610	$485,575	5.2	$509,256	0.3
Institutional Group	261,286	270,078	(3.3)	286,640	(8.8)
Other	(1,476)	(5,295)	72.1	(2,447)	39.7
Total net revenues	$770,420	$750,358	2.7	$793,449	(2.9)

Operating expenses:
Global Wealth Management	$316,120	$308,804	2.4	$320,296	(1.3)
Institutional Group	229,082	225,508	1.6	244,488	(6.3)
Other	87,409	96,492	(9.4)	72,734	20.2
Total operating expenses	$632,611	$630,804	0.3	$637,518	(0.8)

Operating contribution:
Global Wealth Management	$194,490	$176,771	10.0	$188,960	2.9
Institutional Group	32,204	44,570	(27.7)	42,152	(23.6)
Other	(88,885)	(101,787)	(12.7)	(75,181)	18.2
Income before income taxes	$137,809	$119,554	15.3	$155,931	(11.6)

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	48.5	49.8		48.5
Institutional Group	61.0	59.0		62.0
Non-comp. operating expenses
Global Wealth Management	13.4	13.8		14.4
Institutional Group	26.7	24.5		23.3
Income before income taxes
Global Wealth Management	38.1	36.4		37.1
Institutional Group	12.3	16.5		14.7
Consolidated pre-tax margin	17.9	16.0		19.7

Financial metrics (unaudited):	As of and For the Three Months Ended
($ in 000s, except percentages and per share amounts)	3/31/19	3/31/18	12/31/18
Total assets	$24,183,559	$21,715,342	$24,519,598
Total Stifel Financial shareholders' equity	$3,376,623	$2,917,540	$3,167,593
Book value per common share (5)	$43.18	$38.49	$42.62
Return on common equity (6)	12.7%	12.7%	14.9%
Non-GAAP return on common equity (1) (6)	13.7%	13.7%	16.9%
Return on tangible common equity (7)	20.6%	21.0%	24.1%
Non-GAAP return on tangible common equity (1) (7)	22.3%	22.8%	27.3%
Tier 1 common capital ratio (8)	15.9%	16.6%	16.8%
Tier 1 risk based capital ratio (8)	18.5%	18.7%	18.2%
Tier 1 leverage capital ratio (8)	9.8%	9.6%	9.3%
Pre-tax margin on net revenues	17.9%	16.0%	19.7%
Non-GAAP pre-tax margin on net revenues (1)	19.0%	17.3%	21.9%
Effective tax rate	27.8%	25.8%	26.9%
Non-GAAP effective tax rate (1)	26.6%	25.8%	25.6%

Statistical Information (unaudited):	As of and For the Three Months Ended
($ in 000s, except financial advisors and locations)	3/31/19	3/31/18	% Change	12/31/18	% Change
Financial advisors (9)	2,061	2,008	2.6	2,051	0.5
Independent contractors	99	109	(9.2)	101	(2.0)
Total financial advisors	2,160	2,117	2.0	2,152	0.4
Locations	407	397	2.5	404	0.7
Total client assets	$299,993,000	$274,651,000	9.2	$269,862,000	11.2
Fee-based client assets	$99,579,000	$89,031,000	11.8	$90,174,000	10.4
Client money market and insured product	$14,928,000	$16,659,000	(10.4)	$16,109,000	(7.3)
Secured client lending (10)	$3,175,240	$3,119,473	1.8	$2,893,074	9.8

	Asset Management and Service Fee Break-down (unaudited)
Asset Management and Service Fee Revenues:	Three Months Ended
($ in 000s)	3/31/19	3/31/18	% Change	12/31/18	% Change
Private Client Group (11)	$148,092	$146,769	0.9	$159,775	(7.3)
Asset Management	28,469	27,104	5.0	28,670	(0.7)
Third-party Bank Sweep Program	8,562	11,603	(26.2)	11,062	(22.6)
Other (12)	10,144	10,325	(1.8)	10,556	(3.9)
Total asset management and service fee revenues	$195,267	$195,801	(0.3)	$210,063	(7.0)

Fee-based Assets:	Three Months Ended
($ in millions)	3/31/19	3/31/18	% Change	12/31/18	% Change
Private Client Group (11)	$73,553	$66,255	11.0	$66,097	11.3
Asset Management	32,952	29,086	13.3	30,269	8.9
Elimination (13)	(6,926)	(6,310)	9.8	(6,192)	11.9
Total fee-based assets	$99,579	$89,031	11.8	$90,174	10.4

Individual Program Banks	$1,875	$3,676	(49.0)	$2,569	(27.0)

ROA (bps) (14)
Private Client Group (11)	89.6	90.9		89.4
Asset Management	34.6	37.3		37.9
Individual Program Banks	153.3	121.7		159.3

Net Interest Income Analysis (Unaudited):

	Three Months Ended
	March 31, 2019			March 31, 2018			December 31, 2018
($ in millions, except percentages)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
Interest-earning assets:
Cash and federal funds sold	$1,124.9	$7.8	2.78%	$351.4	$1.4	1.64%	$689.1	$4.3	2.52%
Financial instruments owned	1,277.4	6.3	1.98	1,142.4	4.9	1.73	1,275.9	5.8	1.81
Margin balances	1,258.5	13.4	4.27	1,276.6	11.0	3.43	1,245.0	13.2	4.24
Investments:
Asset-backed securities	4,698.9	49.0	4.17	4,431.2	36.9	3.33	4,909.1	49.2	4.01
Mortgage-backed securities	1,531.4	9.0	2.35	1,746.1	9.6	2.20	1,599.4	9.0	2.18
Corporate fixed income securities	954.5	7.2	3.01	1,293.6	8.1	2.51	1,143.9	8.4	2.98
State and municipal securities	50.1	0.3	2.38	74.1	0.3	1.36	72.8	0.3	2.02
Total Investments	7,234.9	65.5	3.62	7,545.0	54.9	2.91	7,725.2	66.9	3.47
Loans:
Commercial and industrial	3,419.8	40.8	4.78	2,478.0	26.7	4.32	3,245.7	38.9	4.79
Residential real estate	2,927.9	22.5	3.07	2,636.9	18.3	2.77	2,844.8	21.1	2.96
Securities-based loans	1,799.5	19.1	4.25	1,796.6	15.3	3.41	1,844.9	19.3	4.18
Commercial real estate	336.5	4.7	5.60	104.5	1.0	3.78	322.1	4.8	5.94
Loans held for sale	179.0	1.8	4.09	200.6	1.8	3.65	236.5	2.3	3.97
Other	319.0	4.4	5.36	50.2	0.5	4.01	280.2	3.7	5.43
Total Loans	8,981.7	93.3	4.15	7,266.8	63.6	3.50	8,774.2	90.1	4.11
Other interest-bearing assets	736.3	4.8	2.61	768.0	1.9	0.97	836.5	4.2	2.00
Total interest-earning assets/interest income	20,613.7	191.1	3.71	18,350.2	137.7	3.00	20,545.9	184.5	3.59
Interest-bearing liabilities:
Short-term borrowings	68.2	0.5	3.10	160.4	0.9	2.31	58.7	0.5	3.09
Senior notes	1,016.1	11.1	4.38	1,015.1	11.1	4.38	1,016.0	11.0	4.38
Deposits	15,282.3	28.1	0.73	13,151.6	8.1	0.25	14,631.2	33.0	0.90
FHLB	461.4	1.7	1.45	902.9	3.3	1.44	994.2	4.6	1.85
Other interest-bearing liabilities	1,588.3	8.0	2.03	1,268.8	3.1	0.95	1,532.0	8.8	2.27
Total interest-bearing liabilities/interest expense	$18,416.3	$49.4	1.07%	$16,498.8	$26.5	0.64%	$18,232.1	$57.9	1.27%
Net interest income/margin		$141.7	2.75%		$111.2	2.43%		$126.6	2.47%

Stifel Bancorp, Inc. (15) - a component of Global Wealth Management

Selected operating data (unaudited):	Three Months Ended
($ in 000s, except percentages)	3/31/19	3/31/18	% Change	12/31/18	% Change
Net interest income	$134,564	$107,627	25.0	$121,790	10.5
Bank loan loss provision	$2,283	$2,043	11.7	$5,122	(55.4)
Charge-offs	$56	$14	300.0	$—	n/m
Net interest margin	3.17%	2.89%	9.7	2.89%	9.7

Financial Metrics (unaudited):	As of
($ in 000s, except percentages)	3/31/19	3/31/18	12/31/18
Total assets	$16,802,553	$15,154,798	$17,818,887
Total shareholders' equity	1,227,087	1,081,041	1,203,243
Total loans, net (includes loans held for sale)	8,850,905	7,337,749	8,723,172
Total deposits	15,049,877	13,329,623	15,863,613
Available-for-sale securities, at fair value	2,997,801	3,705,918	3,064,257
Held-to-maturity securities, at amortized cost	4,100,357	3,842,889	4,215,533
Commercial and industrial	3,314,564	2,553,671	3,304,234
Residential real estate	2,928,228	2,634,069	2,875,014
Securities-based loans	1,860,989	1,809,281	1,786,966
Commercial real estate	361,950	101,591	318,961
Loans held for sale	$144,216	$261,467	$205,557
Stifel Bank & Trust:
Common equity tier 1 capital ratio (8)	13.7%	14.6%	14.4%
Tier 1 capital ratio (8)	13.8%	14.6%	14.6%
Total capital ratio (8)	14.9%	15.6%	15.6%
Tier 1 leverage ratio (8)	7.1%	7.2%	7.1%
Stifel Bank:
Common equity tier 1 capital ratio (8)	17.5%	n/a	12.3%
Tier 1 capital ratio (8)	17.5%	n/a	12.3%
Total capital ratio (8)	18.6%	n/a	13.5%
Tier 1 leverage ratio (8)	7.5%	n/a	9.9%

Credit Metrics:
Allowance for loan losses	$88,172	$69,497	$85,833
Allowance as a percentage of retained loans	1.00%	0.97%	1.00%
Net charge-offs as a percentage of average loans	0.00%	0.00%	0.00%
Total nonperforming assets	$21,276	$21,826	$24,455
Nonperforming assets as % of total assets	0.13%	0.14%	0.14%

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended
($ in 000s)	3/31/19	3/31/18	% Change	12/31/18	% Change
Revenues:
Commissions	$109,927	$119,205	(7.8)	$117,006	(6.1)
Principal transactions	43,267	43,529	(0.6)	40,325	7.3
Brokerage revenues	153,194	162,734	(5.9)	157,331	(2.6)

Asset management and service fees	195,253	195,789	(0.3)	210,051	(7.0)
Net interest	145,295	118,455	22.7	132,402	9.7
Investment banking	8,223	7,688	7.0	7,915	3.9
Other income	8,645	909	851.0	1,557	455.2
Net revenues	510,610	485,575	5.2	509,256	0.3
Non-interest expenses:
Compensation and benefits	247,473	241,760	2.4	246,750	0.3
Non-compensation operating expenses	68,647	67,044	2.4	73,546	(6.7)
Total non-interest expenses	316,120	308,804	2.4	320,296	(1.3)
Income before income taxes	$194,490	$176,771	10.0	$188,960	2.9

As a percentage of net revenues:
Compensation and benefits	48.5	49.8		48.5
Non-compensation operating expenses	13.4	13.8		14.4
Income before income taxes	38.1	36.4		37.1

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended
($ in 000s)	3/31/19	3/31/18	% Change	12/31/18	% Change
Revenues:
Commissions	$45,522	$46,570	(2.3)	$50,034	(9.0)
Principal transactions	60,765	54,253	12.0	41,134	47.7
Brokerage revenues	106,287	100,823	5.4	91,168	16.6
Capital raising	48,722	71,001	(31.4)	82,229	(40.7)
Advisory fees	104,895	97,673	7.4	111,089	(5.6)
Investment banking	153,617	168,674	(8.9)	193,318	(20.5)
Other (16)	1,382	581	137.8	2,154	(35.8)
Net revenues	261,286	270,078	(3.3)	286,640	(8.8)
Non-interest expenses:
Compensation and benefits	159,411	159,344	0.0	177,782	(10.3)
Non-compensation operating expenses	69,671	66,164	5.3	66,706	4.4
Total non-interest expenses	229,082	225,508	1.6	244,488	(6.3)
Income before income taxes	$32,204	$44,570	(27.7)	$42,152	(23.6)

As a percentage of net revenues:
Compensation and benefits	61.0	59.0		62.0
Non-compensation operating expenses	26.7	24.5		23.3
Income before income taxes	12.3	16.5		14.7

Non-GAAP Financial Measures

The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended March 31, 2019 and 2018, and December 31, 2018. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of on-going business.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net income and earnings per diluted common share on a GAAP basis for the three months ended March 31, 2019 and 2018, and December 31, 2018 to net income and earnings per diluted common share on a non-GAAP basis for the same period.

	Three Months Ended
($ in 000s)	3/31/19	3/31/18	12/31/18
GAAP net income applicable to Stifel Financial Corp.	$99,207	$88,761	$114,062
Preferred dividend	2,344	2,344	2,344
Net income available to common shareholders	96,863	86,417	111,718

Non-GAAP adjustments:
Merger-related and severance (17)	8,191	9,953	17,714
Litigation-related	—	—	18
Provision for income taxes (18)	(534)	(2,567)	(2,660)
Total non-GAAP adjustments	7,657	7,386	15,072
Non-GAAP net income available to common shareholders	$104,520	$93,803	$126,790

Weighted average diluted shares outstanding	79,210	81,789	80,706

GAAP earnings per diluted common share	$1.25	$1.09	$1.41
Non-GAAP adjustments	0.10	0.09	0.19
Non-GAAP earnings per diluted common share	$1.35	$1.18	$1.60

GAAP earnings per diluted common share available to common shareholders	$1.22	$1.06	$1.38
Non-GAAP adjustments	0.10	0.09	0.19
Non-GAAP earnings per diluted common share available to common shareholders	$1.32	$1.15	$1.57

Footnotes

(1)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures.”
(2)

Non-GAAP pre-tax margin for the three months ended March 31, 2019 of 19.0% is calculated by adding non-GAAP adjustments of $8.2 million to our GAAP income before income taxes of $137.8 million and dividing it by non-GAAP net revenues for the quarter of $770.4 million. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed within and under “Non-GAAP Financial Measures.”

(3)	Excludes revenue included in the Other segment.
(4)	See further discussion of non-GAAP adjustments under “Non-GAAP Financial Measures.”
(5)	Book value per common share represents shareholders’ equity (excluding preferred stock and non-controlling interests) divided by period end common shares outstanding.
(6)

Computed by dividing annualized net income by average common shareholders’ equity or, in the case of non-GAAP return on common equity, computed by dividing non-GAAP net income by average common shareholders’ equity.

(7)

Computed by dividing annualized net income by average tangible shareholders' equity or, in the case of non-GAAP return on tangible common equity, computed by dividing non-GAAP net income by average tangible shareholders' equity. Tangible common shareholders' equity equals total common shareholders' equity less goodwill and identifiable intangible assets.

(8)	Capital ratios are estimates at time of the Company’s earnings release.
(9)	Reflects change in the definition of producing brokers as of January 1, 2019. Prior period amounts have been restated to conform with current period presentation.
(10)	Includes client margin balances held by our broker-dealer subsidiaries and securities-based loans held at our bank subsidiaries.
(11)	Includes Private Client Group and Trust Business.
(12)	Includes fund networking fees, retirement fees, transaction/handling fees, and ACAT fees.
(13)	Asset management assets included in Private Client Group or Trust accounts.
(14)	Return on assets (ROA) is calculated based on prior period-end balances for Private Client Group, period-end balances for Asset Management, and average quarterly balances for Individual Program Banks.
(15)	Includes Stifel Bank & Trust and Stifel Bank, formerly known as The Business Bank of St. Louis, which was acquired on August 31, 2018.
(16)	Includes net interest, asset management and service fees, and other income.
(17)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards and promissory notes issued as retention, professional fees, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(18)	See details of non-GAAP adjustments under “Provision for Income Taxes.”